                                                                    EXHIBIT 7(d)

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-47844 of Merrill Lynch Variable Life Separate Account on Form S-6 of our reports on (i) Merrill Lynch Life Insurance Company dated February 28, 2000, and (ii) Merrill Lynch Variable Life Separate Account dated February 14, 2000, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



New York, New York
February 9, 2001